Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 19, 2023, with respect to the consolidated financial statements of Marti Technologies Inc., incorporated herein by reference.

/s/ KPMG Bağımsız Denetim ve SMMM A.Ş.

İzmir, Turkey

September 29, 2023